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                                                                   EXHIBIT 11.1

                                  Tekgraf, Inc.


                        COMPUTATION OF EARNINGS PER SHARE



                                                          1999              1998
                                                          ----              ----

FOR THE THREE MONTHS ENDED SEPTEMBER 30:

Net loss                                           $(6,915,685)          $  (267,664)
Basic and diluted weighted average shares
  outstanding                                        6,161,664             6,161,664

Net loss per share                                 $     (1.12)          $     (0.04)


FOR THE NINE MONTHS ENDED SEPTEMBER 30:

Net income (loss)                                  $(7,199,772)          $    36,223
Basic and diluted weighted average shares
  outstanding                                        6,161,664             5,797,727

Net income (loss) per share                        $     (1.17)          $      0.01



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